UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

MICREL, INCORPORATED

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transaction applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4)	Proposed maximum aggregate value of transaction:

N/A

(5)	Total fee paid:

N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

N/A

(2)	Form, Schedule or Registration Statement No.:

N/A

(3)	Filing Party:

N/A

(4)	Date Filed:

N/A

The following is the text of a notice given by Micrel, Incorporated on April 4, 2008.

MICREL, INCORPORATED

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS To Be Held On May 20, 2008 at 10 a.m.

Dear Micrel Shareholders:

Notice is hereby given of a special meeting (the “Special Meeting”) of the shareholders of Micrel, Incorporated (the “Company”) to be held on May 20, 2008 at 10 a.m., local time, at the Company’s offices located at 2180 Fortune Drive, San Jose, California 95131.

The Special Meeting was requested by Obrem Capital Management, L.L.C., and certain related entities (collectively, “Obrem”), to consider and vote on the following matters:

1. A proposal to remove all five of Micrel’s current Board of Directors (the “Board”).

2. A proposal to amend the Company’s bylaws to include a provision permitting holders of a majority of the outstanding shares entitled to vote to establish the exact number of directors constituting the Board within a range established by those bylaws.

3. A proposal to establish the exact number of directors of the Company at six.

4. The election of persons to fill any vacancies then existing on the Company’s Board as a result of the foregoing actions.

5. A resolution regarding the Company’s Shareholder Rights Plan.

The Board has fixed the close of business on April 3, 2008 as the record date for determining the shareholders entitled to notice of and to vote at the Special Meeting, and at any adjournment or postponement thereof.

The Company intends to file a proxy statement with the Securities and Exchange Commission in connection with the Special Meeting, which will be mailed to shareholders along with a white proxy card. We urge you not to take any action with respect to the Special Meeting and the proposals to be considered at the Special Meeting until such time as you have received, and had the opportunity to read, Micrel’s proxy statement.

FOR THE BOARD OF DIRECTORS

/s/ J. Vincent Tortolano
J. Vincent Tortolano, Secretary

San Jose, California, April 4, 2008

#         #         #

IMPORTANT INFORMATION / SOLICITATION PARTICIPANTS LEGEND

Micrel, Incorporated intends to file a proxy statement with the Securities and Exchange Commission in connection with any shareholders’ meeting that may be held, which will be mailed to shareholders along with a white proxy card. Micrel, Incorporated and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Micrel, Incorporated in connection with any meeting of shareholders that may be held. Information regarding the interests of these directors and executive officers in connection with the matters to be voted on at any meeting that may be held will be included in the proxy statement filed by Micrel, Incorporated in connection with any such meeting. In addition, Micrel, Incorporated files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission. These documents are available, and the proxy statement, when it is filed, will be available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov or from Micrel, Incorporated at www.micrel.com. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.